As filed with the Securities and Exchange Commission on January 29, 2021
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SEER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1153150 (I.R.S. Employer Identification Number)

Seer, Inc.
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
650-453-0000
(Address of principal executive offices, including zip code)

2017 Stock Incentive Plan
(Full title of the plan)

Omid Farokhzad, M.D.
Chief Executive Officer
Seer, Inc.
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
650-453-0000
(Name and address and telephone number, including area code, of agent for service)

Copies to:
Tony Jeffries
Christina L. Poulsen
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $ 0.00001 par value (3)	1,168	$66.06	$77,158.08	$8.42
__________________
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers shares of Class A common stock of the Registrant (“Shares”) that be issued by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding Shares.
(2) Estimated in accordance with Rule 457(h) under the Securities Act (“Rule 457(h)”) the proposed maximum offering price per share is based on the average high and low prices of Shares as reported on the Nasdaq Global Select Market on January 28, 2021.
(3)Represents 1,168 shares under the 2017 Stock Incentive Plan, in each case issued to certain current employees upon the exercise of options to purchase shares.

EXPLANATORY NOTE
This registration statement contains two parts, Part I and Part II. The first part contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and sales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Seer, Inc. (“us,” “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current employees of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.
The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plans.

REOFFER PROSPECTUS
SEER, INC.
1,168 Shares of Class A Common Stock

This prospectus relates to 1,168 shares of Class A common stock, par value $0.00001 per share (the “Shares”), of Seer, Inc., which may be offered from time to time by certain selling stockholders that are [our current or former employees and consultants] (the “Selling Stockholders”) for their own account. The Selling Stockholders may offer and sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock is listed on The Nasdaq Global Select Market (“NASDAQ”) under the symbol “SEER.” On January 28, 2021, the closing price of our Shares was $65.81 per share.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.
We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.
Investing in our Class A common stock involves a high degree of risk that are described in the section titled “Risk Factors” beginning on page 3 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 29, 2021

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.
You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.
We use Seer and Proteograph as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
Unless the context otherwise requires, the terms “Seer,” “the company,” we,” “us,” and “our,” in this prospectus refer to Seer, Inc.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing shares of our Class A common stock in discussed in the section titled “Risk Factors.”
Seer, Inc.
We aim to enable exceptional scientific outcomes by commercializing transformative products for researchers to unlock deep, unbiased biological information. Our initial product, the Proteograph Product Suite (Proteograph), will leverage our proprietary engineered nanoparticle (NP) technology to provide unbiased, deep, rapid and large-scale access across the proteome. Our Proteograph Product Suite is an integrated solution that is comprised of consumables, an automation instrument and software. Our Proteograph provides an easy-to-use workflow, which has the potential to make proteomic profiling, and the analysis of the thousands of samples needed to characterize the complex, dynamic nature of the proteome, accessible for nearly any laboratory. We believe that characterizing and understanding the full complexity of the proteome is foundational for accelerating biological insights and will lead to broad potential end-markets for proteomics, encompassing basic research and discovery, translational research, diagnostics and applied applications. This full understanding of the complexity of the proteome requires large-scale, unbiased and deep interrogation of thousands of samples across time, which we believe is unavailable with the proteomic approaches available today. We believe that our Proteograph has the potential to enable researchers to perform proteomics studies at scale, similar to the manner in which next generation sequencing (NGS) technologies have transformed genomics.
Proteins are the functional units of all forms of life. While deoxyribonucleic acid (DNA) may be used as a static indicator of health risk, proteins are dynamic indicators of physiology and may be used to track health over time, gauge disease progression and monitor therapeutic response. Despite the central role proteins play in biology, the proteome is relatively unexplored compared to the genome, particularly the rich functional content that could be derived from large-scale proteomics studies. We believe large-scale characterization of the proteome has not been feasible with existing proteomics approaches, which broadly fall into two categories: (i) unbiased but not scalable, or (ii) scalable but biased. Current de novo, or unbiased, approaches require complex, lengthy, and labor- and capital-intensive workflows, which limit their scalability to small, under-powered studies, and require significant processing expertise. On the other hand, targeted or biased methods only enable interrogation of a limited number of known proteins per sample. Although biased approaches are scalable, they lack the breadth and depth necessary to appropriately characterize the proteome and catalog its many protein variants. Thus, we believe that proteomics researchers are forced into an unattractive trade-off between the number of samples in a study and the depth and breadth of the analysis. These trade-offs limit researchers’ abilities to advance characterization of the proteome to match the current characterization of the genome. We believe large-scale proteomic analysis is needed for a more complete understanding of biology.
We plan to initially focus on research applications for our Proteograph Product Suite and will sell and market our Proteograph for research use only (RUO). We plan to commercialize our Proteograph utilizing a three phase plan that has been shown to be effective and optimal for introducing disruptive products in numerous life sciences technology markets, including NGS. We are currently in the first phase, during which we will collaborate with a small number of key opinion leaders in proteomics, whose assessment and validation of products can significantly influence other researchers in their respective markets. Our first Proteograph was delivered to one of our first collaborators in October 2020, and we delivered a second Proteograph to a collaborator in December 2020. In consideration of our initial collaborators’ significant contributions to the development of our Proteograph Product Suite, including providing us with helpful data and feedback on our Proteograph, we have offered our early collaborators a special discount program for consumables that is not reflective of our expected commercial pricing. Additionally, we have provided these early collaborators with the ability to purchase our Proteograph automation instrument at a discount following the completion of the first phase of our commercialization plan. During the second phase, early access limited release, which we expect to commence in 2021, we plan to sell our Proteograph to select sites performing large-scale proteomics or genomics research. We will work closely with these sites, which we expect will serve as models for the rest of the market, to exemplify applications that demonstrate the unique value proposition of our Proteograph. We expect this phase to continue through 2021 and lead into the third phase of commercialization, broad commercial availability, in early 2022. During the second and third phases, we expect to sell our Proteograph at list prices though we may offer volume-based discounts on consumables, consistent with industry practice. We believe by following this approach we can appropriately scale our operations, deliver exceptional customer experiences, foster publications and develop a robust pipeline of customers to drive our revenue growth.
Corporate Information
We were incorporated in Delaware on March 16, 2017, under the name Seer Biosciences, Inc., and changed our name to Seer, Inc. on July 16, 2018. Our principal executive offices are located at 3800 Bridge Parkway, Suite 102, Redwood City, California 94065. Our telephone number is 650-543-0000.
Our website address is http://seer.bio. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. You should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our Class A common stock.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks set forth under the caption “Risk Factors” in our Prospectus dated January 27, 2021 filed with the SEC pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-252395), which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. The occurrence of any of the risks could harm our business, financial condition, results of operations and prospects. In such an event, the market price of our Class A common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations and the market price of our Class A common stock.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of December 31, 2020, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Offered.”
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
We have based our calculation of the percentage of beneficial ownership prior to this offering on 53,395,319 shares of our Class A common stock and 5,865,732 shares of our Class B common stock outstanding as of December 31, 2020.
We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2020, or issuable pursuant to restricted common stock awards (RSAs) which are subject to vesting and settlement conditions expected to occur within 60 days of December 31, 2020 to be outstanding and to be beneficially owned by the person holding the stock option or RSA for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Seer, Inc. 3800 Bridge Parkway, Suite 102, Redwood City, California 94065.

	Shares Beneficially Owned Prior to the Offering		Shares Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Daniel Hornburg(2)	23,362	*	1,168	22,194	*
_______________
*Represents beneficial ownership of less than 1%
(1)Assumes all the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional ordinary shares before the completion of this offering.
(2)Mr. Hornburg is a non-affiliate person holding at least 1,000 Shares and and beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, brokers dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NASDAQ;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the issuance of our Class A common stock offered in this prospectus has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Wilson Sonsini Goodrich & Rosati, P.C. and certain of its members are associated with WS Investment Company, LLC (2017A) and WS Investment Company, LLC (2018A). WS Investment Company (2017A) and WS Investment Company (2018A) directly or indirectly own less than 0.1% of the outstanding shares of our common stock.
EXPERTS
The financial statements of Seer, Inc. as of December 31, 2018 and 2019, and for each of the two years in the period ended December 31, 2019, included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE.
(1)The Registrant’s Prospectus dated January 27, 2021 filed with the SEC pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-252395), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(2)The Registrant’s Current Reports on Form 8-K filed with the SEC on December 8, 2020 (excluding “furnished” and not “filed” information) and January 25, 2021; and
(3)The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-39747) filed with the SEC on November 30, 2020, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and reporting requirements of the Exchange Act, and we file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at www.sec.gov. We also maintain a website at http://seer.bio. at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on our website is not a part of this prospectus.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Seer, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(1)The Registrant’s Prospectus dated January 27, 2021 filed with the SEC pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-252395), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(2)The Registrant’s Current Reports on Form 8-K filed with the SEC on December 8, 2020 (excluding “furnished” and not “filed” information) and January 25, 2021; and
(3)The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-39747) filed with the SEC on November 30, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, or DGCL, empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The certificate of incorporation of the registrant provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the DGCL. In addition, the bylaws of the registrant require the registrant to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
As permitted by the DGCL, the registrant intends to enter into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which would require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.
The registrant expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.
These indemnification provisions and the indemnification agreements intended to be entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.
Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of common stock certificate of the Registrant.
4.4(4)	Amended and Restated 2017 Stock Incentive Plan and related form agreements.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant.
23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
________________
(1)Incorporated by reference to Exhibit 3.1 filed on Registrant’s Current Report on Form 8-K, filed with the SEC on December 8, 2020.
(2)Incorporated by reference to Exhibit 3.2 filed on Registrant’s Current Report on Form 8-K, filed with the SEC on December 8, 2020.
(3)Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-250035), filed with the SEC on November 12, 2020.
(4)Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-250035), filed with the SEC on November 30, 2020.

Item 9. Undertakings.
A.The undersigned registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
iii.To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 29, 2021.

SEER, INC.
By:	/s/ Omid Farokhzad, M.D.
Omid Farokhzad, M.D.
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Omid Farokhzad, M.D. and David Horn as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Seer, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Omid Farokhzad, M.D.	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	January 29, 2021
Omid Farokhzad, M.D.

/s/ David R. Horn	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	January 29, 2021
David R. Horn

/s/ David Hallal	Lead Independent Director	January 29, 2021
David Hallal

/s/ Catherine Friedman	Director	January 29, 2021
Catherine Friedman

/s/ Robert Langer, Sc.D.	Director	January 29, 2021
Robert Langer, Sc.D.

/s/ Terrance McGuire	Director	January 29, 2021
Terrance McGuire

/s/ Omead Ostadan	Director	January 29, 2021
Omead Ostadan

/s/ David Singer	Director	January 29, 2021
David Singer